Exhibit 10.2

CLECO CORPORATION
EXECUTIVE SEVERANCE PLAN
Adjustment to Severance Benefits

Name of Executive: Wade A. Hoefling
Adjustment Amount: $500,000

You are a participant in the Cleco Corporation Executive Severance Plan, first adopted and effective as of October 28, 2011 (the “Severance Plan”), under which you may be eligible to receive a cash payment, “Change in Control Severance” (as defined in the Severance Plan), upon the consummation of the transactions contemplated under that certain Agreement and Plan of Merger dated October 17, 2014, by and between the Company and Como 1 L.P. and Como 3 Inc. (the “Merger Agreement”).

1.    Adjustment: As agreed with the Louisiana Public Service Commission, to obtain its approval, and to facilitate the consummation, of the transactions contemplated by the Merger Agreement, by execution below, you agree: that any Change in Control Cash Payment, as set forth on Exhibit B to the Severance Plan, due or payable to you on account of the consummation of the transactions contemplated under the Merger Agreement shall be reduced by the Adjustment Amount specified above; that the Severance Plan will be deemed amended to the extent necessary to facilitate such adjustment; and that any consent requirements applicable under Section 7.3 of the Severance Plan shall be deemed satisfied. You hereby acknowledge consideration for agreeing to such Adjustment Amount as the remainder of the Severance Plan benefits and other benefits received by you arising from consummation of the transactions contemplated under the Merger Agreement.

2.    Effectiveness: The agreement to the Adjustment Amount provided herein shall be effective immediately preceding the time at which the transactions contemplated under the Merger Agreement are consummated. If such transactions are not consummated within the time provided under the Merger Agreement, this agreement shall be rescinded, void and of no effect.

3.    Ratification: In all other respects, the terms of the Severance Plan are ratified and confirmed and the Severance Plan will remain in full force and effect.

Cleco Corporation:                    Executive:

By: /s/ Judy P. Miller                    /s/ Wade Hoefling
Date: March 29, 2016                    Date: March 29, 2016